As filed with the Securities and Exchange Commission on May 12, 2009

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Public Square

Suite 3300

Cleveland, Ohio 44114

(216) 694-5700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George W. Hawk, Jr., Esq.

General Counsel and Secretary

Cliffs Natural Resources Inc.

200 Public Square

Suite 3300

Cleveland, Ohio 44114

(216) 694-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Christopher M. Kelly

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Shares, par value $0.125 per share (2)

(1)	An indeterminate number of common shares (and accompanying rights) is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.
(2)	Each common share includes a right (“Right”) to purchase one one-hundredth of a common share on the terms and subject to the conditions set forth in the Rights Agreement, dated as of October 13, 2008, by and between the registrant and Computershare Trust Company, N.A., as rights agent. The Rights are currently not exercisable. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 4(a) to the registrant’s Form 8-A filed with the Securities and Exchange Commission on October 14, 2008.

PROSPECTUS

Common Shares

We intend to offer from time to time our common shares. We may sell any amount of common shares in one or more offerings.

Each time we sell common shares, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our common shares.

We may sell the common shares directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of common shares to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the common shares.

Investing in any of our common shares involves risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus and the information included and incorporated by reference in this prospectus.

Our common shares are listed on the New York Stock Exchange (“NYSE”), the Professional Segment of NYSE Euronext Paris (“Euronext”) and the Chicago Stock Exchange under the symbol “CLF.” The last reported sale price of our common shares on the NYSE on May 11, 2009 was $28.78 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may from time to time sell any amount of the common shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common shares we may offer. Each time we sell common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the common shares, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or “Cliffs” or other similar terms mean Cliffs Natural Resources Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our web site at http://www.cliffsnaturalresources.com. We do not intend for information contained in our web site to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supercede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	our Current Reports on Form 8-K filed on January 14, 2009, February 2, 2009, February 25, 2009, April 1, 2009, April 13, 2009, May 5, 2009 and May 12, 2009;

•	the description of our common shares contained in the Current Report on Form 8-K/A filed on May 21, 2008, including any subsequently filed amendments and reports updating such description; and

•

the description of the common share purchase rights under the rights agreement contained in Form 8-A filed on October 14, 2008, including any subsequently filed amendments and reports updating such description.

Our Current Report on Form 8-K filed on May 12, 2009 in connection with our adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, updates Items 6, 7, 8, 9A and 15 of our Annual Report on Form 10-K for the year ended December 31, 2008.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Cliffs Natural Resources Inc.

Investor Relations

200 Public Square

Suite 3300

Cleveland, Ohio 44114

Telephone Number: (216) 694-5700

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. These statements speak only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations of our directors or our officers with respect to: our future financial condition, results of operations or prospects; estimates of our economic iron ore and coal reserves; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

•	trends affecting our financial condition, results of operations or future prospects;

•	the outcome of any contractual disputes with our customers;

•	our actual economic iron ore and coal reserves;

•	the success of our business and growth strategies;

•	our ability to successfully identify and consummate any strategic investments;

•	adverse changes in currency values;

•	the outcome of any contractual disputes with our significant energy, material or service providers;

•	the success of our cost-savings efforts;

•	our ability to successfully implement our financing plans;

•	our ability to maintain appropriate relations with unions and employees;

•

environmental laws, regulations and court decisions affecting our business, directly and indirectly, including those relating to mine reclamation and restoration, greenhouse gas emissions and other emissions to the air and water and human exposure to hazardous substances used, released or disposed of by us;

•	uncertainties associated with unanticipated geological conditions related to underground mining;

•	the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; and

•	the risk factors referred to in the “Risk Factors” section of this prospectus.

These factors and the other risk factors described in this prospectus, including the documents incorporated by reference, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

OUR BUSINESS

Founded in 1847, Cliffs is an international mining and natural resources company serving the global steel industry. Cliffs is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. In North America, Cliffs operates six iron ore mines owned or managed in Michigan, Minnesota and Eastern Canada, and two coking coal mining complexes located in West Virginia and Alabama. Operations in Asia Pacific are comprised of two iron ore mining complexes in Western Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore, and a 45% economic interest in Sonoma, a coking and thermal coal mine located in Queensland, Australia. In Latin America, Cliffs has a 30% interest in Amapá, a Brazilian iron ore project. Cliffs’ principal executive offices are located at: 200 Public Square, Suite 3300, Cleveland, Ohio 44114, and its telephone number is: (216) 694-5700.

RISK FACTORS

Investing in our common shares involves risk. Prior to making a decision about investing in our common shares, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common shares could decline, and you could lose part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of common shares for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital;

•	capital expenditures; and

•	acquisitions and other strategic investments.

Pending any specific application, we may initially invest funds in short-term investment-grade, interest-bearing securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms and provisions of our capital stock. The rights of our shareholders are governed by the Ohio General Corporation Law, our amended articles of incorporation and regulations. This summary is qualified by reference to the governing corporate instruments of Cliffs to which we have referred you and applicable provisions of Ohio law. To obtain a copy of our amended articles of incorporation and regulations, see “Where You Can Find More Information.”

Common Shares

General

We have authorized 224,000,000 common shares, par value $0.125 per share. The holders of our common shares are entitled to one vote for each share on all matters upon which shareholders have the right to vote and, upon proper notice, are entitled to cumulative voting rights in the election of directors. Our common shares do not have any preemptive rights, are not subject to redemption and do not have the benefit of any sinking fund. Holders of our common shares are entitled to receive such dividends as our directors from time to time may declare out of funds legally available therefore. Entitlement to dividends is subject to the preferences granted to other classes of securities we have or may have outstanding in the future. In the event of our liquidation, holders of our common shares are entitled to share in any of our assets remaining after satisfaction in full of our liabilities and satisfaction of such dividend and liquidation preferences as may be possessed by the holders of other classes of securities we have or may have outstanding in the future.

Our common shares are listed on the NYSE, Euronext and the Chicago Stock Exchange under the symbol “CLF.”

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

Shareholder Rights Plan

On October 8, 2008, our directors authorized and declared a dividend consisting of one right for each of our common shares outstanding as of the close of business on October 29, 2008, or the rights record date. Each right initially represents the right to purchase one one-hundredth of one of our common shares at an exercise price per right of $175, on the terms and subject to the conditions set forth in the Rights Agreement dated as of October 13, 2008, by and between Cliffs and Computershare Trust Company, N.A., as rights agent, or the rights agreement. The rights agreement also provides, subject to specified exceptions and limitations, that each of our common shares issued or delivered by us (whether originally issued or delivered from our treasury) after the rights record date will be entitled to and accompanied by one right. In the absence of further action by our directors, the rights generally will become exercisable upon the occurrence of certain triggering events, including the acquisition by a person or a group of beneficial ownership (as such term is defined in the rights agreement and includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in our common shares) of 10% or more of our outstanding common shares, or, in the case of a person or a group that currently beneficially owns 10% or more of Cliffs outstanding common shares, the acquisition by such person or group of beneficial ownership of any additional common shares of ours (whether or not such person or group has disposed of beneficial ownership of any of our common shares on or after the date of the rights agreement). We are entitled to redeem all (but not less than all) of the rights at a redemption price of $0.001 per right at any time prior to the time the rights become exercisable. We are also entitled to exchange the rights for our common shares after the rights become exercisable, in which case we would issue one common share for each right, subject to adjustment in certain circumstances. The rights will expire on October 29, 2011, unless earlier redeemed or exchanged by us in accordance with the rights agreement.

After the date the rights become exercisable, if a person or group acquires or has already acquired a percentage of our common shares in excess of the relevant threshold, all holders of rights (except such person or group that acquires or has already acquired a percentage of our common shares in excess of the relevant threshold) may exercise their rights upon payment of the purchase price to purchase a number of our common shares (or other securities or assets as determined by our directors) having a market value of two times the purchase price of the rights. We refer to the event described in the immediately preceding sentence as a flip-in event. After the date the rights become exercisable, if a flip-in event has already occurred and we are acquired in a merger or similar transaction, all holders of rights (except such persons and groups that acquire or have already acquired a percentage of our common shares in excess of the relevant threshold) may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Ohio Control Share Acquisition Statute

The Ohio Control Share Acquisition Statute requires the prior authorization of the shareholders of certain corporations in order for any person to acquire, either directly or indirectly, shares of that corporation that would entitle the acquiring person to exercise or direct the exercise of 20% or more of the voting power of that corporation in the election of directors or to exceed specified other percentages of voting power. In the event an acquiring person proposes to make such an acquisition, the person is required to deliver to the corporation a statement disclosing, among other things, the number of shares owned, directly or indirectly, by the person, the range of voting power that may result from the proposed acquisition and the identity of the acquiring person. Within 10 days after receipt of this statement, the corporation must call a special meeting of shareholders to vote on the proposed acquisition. The acquiring person may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote in the election of directors represented at the meeting excluding the voting power of all “interested shares.” Interested shares include any shares held by the acquiring person and those held by officers and directors of the corporation as well as by certain others, including many holders commonly characterized as arbitrageurs. The Ohio Control Share Acquisition Statute does not apply to a corporation if its articles of incorporation or code of regulations state that the statute does not apply to a corporation. Neither our amended articles of incorporation nor our regulations contain a provision opting out of this statute.

Ohio Interested Shareholder Statute

Chapter 1704 of the Ohio Revised Code prohibits certain corporations from engaging in a “chapter 1704 transaction” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, among other things:

•	the articles of incorporation expressly provide that the corporation is not subject to the statute (we have not made this election); or

•	the board of directors of the corporation approves the chapter 1704 transaction or the acquisition of the shares before the date the shares were acquired.

After the three-year moratorium period, the corporation may not consummate a chapter 1704 transaction unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the voting power in the election of directors and the holders of a majority of the voting shares, excluding all shares beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or the shareholders receive certain minimum consideration for their shares. A chapter 1704 transaction includes certain mergers, sales of assets, consolidations, combinations and majority share acquisitions involving an interested shareholder. An interested shareholder is defined to include, with limited exceptions, any person who, together with affiliates and associates, is the beneficial owner of a sufficient number of shares of the corporation to entitle the person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10% or more of the voting power in the election of directors after taking into account all of the person’s beneficially owned shares that are not then outstanding.

Preferred Stock

Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. We have authorized up to 3,000,000 shares of Class A preferred stock and 4,000,000 shares of Class B preferred stock. The board can determine the number of shares of each series and the rights, preferences and limitations of each series, including dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences and the terms and conditions of issue. In some cases, the issuance of preferred shares could delay, defer or prevent a change in control and make it harder to remove present management, without further action by our shareholders. Under some circumstances, preferred shares could also decrease the amount of earnings and assets available for distribution to holders of our common shares if we liquidate or dissolve and could also restrict or limit dividend payments to holders of our common shares.

There are no shares of our Class A preferred stock or Class B preferred stock currently outstanding.

PLAN OF DISTRIBUTION

We may sell the offered common shares in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the common shares;

•	the net proceeds from the sale of the common shares;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the common shares for their own account. The underwriters may resell the common shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer common shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the common shares will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered common shares if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer common shares in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the common shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the common shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered common shares sold for their account may be reclaimed by the syndicate if the offered common shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered common shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of common shares with no established trading market. Any underwriters to whom we sell our common shares for public offering and sale may make a market in those common shares, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any common shares that we offer.

If dealers are used in the sale of common shares, we will sell the common shares to them as principals. They may then resell those common shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the common shares directly. In this case, no underwriters or agents would be involved. We may also sell the common shares through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered common shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the common shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those common shares. We will describe the terms of any sales of these common shares in the prospectus supplement.

Remarketing Arrangements

Offered common shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common shares from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Jones Day will pass upon the validity of the common shares being offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedule (Schedule II – Valuation and Qualifying Accounts) as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, incorporated in this prospectus by reference from Cliffs Natural Resources Inc.’s Current Report on Form 8-K filed on May 12, 2009, and the effectiveness of Cliffs Natural Resources Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which, as to the report related to the consolidated financial statements expresses an unqualified opinion, and includes an explanatory paragraph relating to the adoption of new accounting standards), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous expenses		**

Total	$

*	Because the amount to be registered consists of an unspecified amount of the common shares as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.
**	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification of Directors and Officers

We will indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Cliffs, or is or was serving at Cliffs’ request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that we will indemnify any such agent (as opposed to any director, officer or employee) of Cliffs to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification we give will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, our amended articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

We may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not we would have the power to indemnify such person against such liability.

Under the Ohio General Corporation Law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio General Corporation Law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio General Corporation Law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under the Ohio General Corporation Law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Item 16.	Exhibits.

Exhibit Number	Description
1	Form of Underwriting Agreement*

4(a)	Amended Articles of Incorporation of Cleveland-Cliffs Inc as filed with the Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K filed on February 13, 2004 and incorporated by reference (SEC File No. 1-08944))

4(b)	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 9, 2004 (filed as Exhibit 3(a) to Form 8-K filed on November 30, 2004 and incorporated by reference (SEC File No. 1-08944))

4(c)	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on June 7, 2006 (filed as Exhibit 3(a) to Form 8-K of filed June 9, 2006 and incorporated by reference (SEC File No. 1-08944))

4(d)	Amendment No. 3 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on April 21, 2008 (filed as Exhibit 3(a) to Form 8-K of filed on April 23, 2008 and incorporated by reference (SEC File No. 1-08944))

4(e)	Amendment No. 4 to Amended Articles of Incorporation as filed with the Secretary of State of Ohio on October 3, 2008 (filed as Exhibit 3(a) to Amendment No. 2 of Form S-4 filed on October 15, 2008 and incorporated by reference (Registration No. 333-152974))

4(f)	Regulations (filed as Exhibit 3(b) to Form 10-K filed on February 2, 2001 and incorporated by reference (SEC File No. 1-08944))

4(g)	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-Q filed on May 6, 2008 and incorporated by reference (SEC File No. 1-08944))

4(h)	Rights Agreement dated as of October 13, 2008, by and between Cliffs and Computershare Trust Company, N.A., as rights agent (filed as Exhibit 10.1 to Form 8-A filed on October 14, 2008 and incorporated by reference (SEC File No. 1-08944))

5	Opinion of Jones Day

23(a)	Consent of Deloitte & Touche LLP

23(b)	Consent of Jones Day (included in Exhibit 5)

24	Power of Attorney

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 12th day of May, 2009.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Laurie Brlas
Name:	Laurie Brlas
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph A. Carrabba	Chairman, President and Chief Executive Officer and Director	May 12, 2009
J. Carrabba	(Principal Executive Officer)

/s/ Laurie Brlas	Executive Vice President, Chief Financial Officer	May 12, 2009
L. Brlas	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 12, 2009
R. C. Cambre

*	Director	May 12, 2009
S. M. Cunningham

*	Director	May 12, 2009
B. J. Eldridge

*	Director	May 12, 2009
S. M. Green

Director
J. D. Ireland, III

*	Director	May 12, 2009
F. R. McAllister

*	Director	May 12, 2009
R. Phillips

*	Director	May 12, 2009
R. K. Riederer

*	Director	May 12, 2009
A. Schwartz

*	The undersigned, by signing her name hereto, does sign and execute this registration statement on Form S-3 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24 on behalf of the registrant.

By:	/s/ Laurie Brlas
(Laurie Brlas, as Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description
1	Form of Underwriting Agreement*

4(a)	Amended Articles of Incorporation of Cleveland-Cliffs Inc as filed with the Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K filed on February 13, 2004 and incorporated by reference (SEC File No. 1-08944))

4(b)	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 9, 2004 (filed as Exhibit 3(a) to Form 8-K filed on November 30, 2004 and incorporated by reference (SEC File No. 1-08944))

4(c)	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on June 7, 2006 (filed as Exhibit 3(a) to Form 8-K of filed June 9, 2006 and incorporated by reference (SEC File No. 1-08944))

4(d)	Amendment No. 3 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on April 21, 2008 (filed as Exhibit 3(a) to Form 8-K of filed on April 23, 2008 and incorporated by reference (SEC File No. 1-08944))

4(e)	Amendment No. 4 to Amended Articles of Incorporation as filed with the Secretary of State of Ohio on October 3, 2008 (filed as Exhibit 3(a) to Amendment No. 2 of Form S-4 filed on October 15, 2008 and incorporated by reference (Registration No. 333-152974))

4(f)	Regulations (filed as Exhibit 3(b) to Form 10-K filed on February 2, 2001 and incorporated by reference (SEC File No. 1-08944))

4(g)	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-Q filed on May 6, 2008 and incorporated by reference (SEC File No. 1-08944))

4(h)	Rights Agreement dated as of October 13, 2008, by and between Cliffs and Computershare Trust Company, N.A., as rights agent (filed as Exhibit 10.1 to Form 8-A filed on October 14, 2008 and incorporated by reference (SEC File No. 1-08944))

5	Opinion of Jones Day

23(a)	Consent of Deloitte & Touche LLP

23(b)	Consent of Jones Day (included in Exhibit 5)

24	Power of Attorney

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.